CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: Kraft RT

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form SB-2, of our report which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated April 5, 2006 relating to the financial statements of Kraft RT and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
November 13,2006